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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934
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AMERICAN SAFETY INSURANCE GROUP, LTD.
(Exact name of Registrant as specified in its charter)


Bermuda                                               Not applicable
(State of incorporation                              (I.R.S. Employer
or organization)                                      Identification No.)

44 Church Street
P.O. Box  HM 2064
Hamilton, Bermuda
(Address of principal executive                           HM HX
offices)                                                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                       Name of each exchange on which
To be so registered                       each class is to be registered

Common Stock, $0.01 par value New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None




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Item 1.  Description of Registrant's Securities to be Registered

     The capital stock of American Safety Insurance Group, Ltd. (the "Company" or "Registrant") to be registered on the New York Stock Exchange, Inc. (the "Exchange"), is the Registrant's Common Stock with a par value of $0.01 per share.

     For a description of the Registrant's Common Shares being registered hereby, reference is made to the information set forth under the heading "Description of Capital Stock" in the Prospectus that forms part of Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-42749) filed by the Registrant with the Securities and Exchange Commission on February 11, 1998 (the "Registration Statement"). Such information is incorporated herein by reference.

Item 2.  Exhibits


            Exhibit Number                          Description

                  3.1                               Memorandum of Association*
                  3.2                               Bye-Laws*
                  4.1                               Common Share Certificate*


*Incorporated by reference to the exhibit of the same number contained in Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-42749) filed with the Securities and Exchange Commission on February 11, 1998.






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                                                     SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 25, 1999.


                                    American Safety Insurance Group, Ltd.


                                          /s/ Lloyd A. Fox
                                    By:___________________________
                                         Lloyd A. Fox, President


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